Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share (3)	Other	92,642,176	$0.88	$81,525,114.88	$0.00015310	$12,481.50
	Other	Warrants to purchase shares of Class A Common Stock (4)	Other	40,786,885	—	—	—	—
	Equity	Class A Common Stock issuable upon exercise of Resold Warrants (5)	Other	40,786,885	$0.88	$35,892,458.80	$0.00015310	$5,495.14
	Total Offering Amounts							$17,976.64
	Total Fees Previously Paid							$—
	Total Fee Offsets							17,976.64
	Net Fees Due							$0.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the registrant, as may be issued to prevent dilution from stock splits, stock dividends, and similar transactions.

(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the registrant’s Class A Common Stock quoted on the Nasdaq Stock Market LLC on May 16, 2025.

(3)	Represents (a) 20,000,000 shares of Class A Common Stock issuable upon exercise of warrants to acquire an aggregate of 20,000,000 shares of Class A Common Stock, subject to certain adjustments (the “2024 Warrants”), issued to the selling securityholders on January 23, 2024, (b) 6,229,508 shares of Class A Common Stock issuable upon exercise of warrants to acquire an aggregate of 6,229,508 shares of Class A Common Stock, subject to certain adjustments (the “March 2025 Warrants”), issued to the selling securityholders on March 12, 2025, (c) 14,557,377 shares of Class A Common Stock issuable upon exercise of warrants to acquire an aggregate of 14,557,377 shares of Class A Common Stock, subject to certain adjustments (the “May 2025 Warrants” and together with the 2024 Warrants and March 2025 Warrants, the “Warrants”), issued to the selling securityholders on May 2, 2025, and (d) 51,855,291 shares of Class A Common Stock held by the selling securityholders named in this registration statement. Each Warrant entitles the holder to acquire one share of Class A Common Stock at an exercise price of $1.50 per share, subject to adjustment as discussed in this registration statement.

(4)	Represents 40,786,885 Warrants. The Warrants were initially issued to the selling securityholders named in this registration statement and are registered for resale. Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the Class A Common Stock issuable upon exercise of the Warrants.

(5)	Includes 40,786,885 shares of Class A Common Stock issuable upon exercise by third parties of the Warrants after the Warrants have been resold pursuant to this registration statement (such Warrants after resale, the “Resold Warrants”).

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Purple Innovation, Inc.	S-3	333-278143	June 4, 2024		$17,976.64	Equity	Class A Common Stock, par value $0.0001 per share		(1)		(1)
Fees Offset Sources	Purple Innovation, Inc.	S-3	333-278143		June 4, 2024								$17,976.64

(1)	Pursuant to Rule 457(p) promulgated under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $17,976.64, which represents a portion of the registration fee previously paid with respect to 20,000,000 shares of Class A Common Stock issuable upon exercise of the 2024 Warrants and 51,855,291 shares of Class A Common Stock held by certain selling securityholders, all of which remain unsold (the “Unsold Securities”), previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-278143), which was declared effective on June 4, 2024 (the “Prior Registration Statement”). The registrant paid a filing fee of $21,150.23 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.